                                PRESS RELEASE                     EXHIBIT 99.1
                            FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION, CONTACT:
GARY ARNOLD                                          THERESSA DAVIS
CHAIRMAN, PRESIDENT AND CEO                          INVESTOR RELATIONS
ANALOGY, INC.                                        HARRIS MASSEY HERINCKX
(503) 626-9700                                       (503) 295-1922
http://www.analogy.com/

   ANALOGY REPORTS RESULTS FOR FISCAL YEAR 1999 AND FOURTH FISCAL QUARTER
             COMPANY REPORTS NEAR RECORD FOURTH QUARTER REVENUES

BEAVERTON, OREGON - MAY 13, 1999 -- ANALOGY, INC. (NASDAQ: ANLG) today announced its financial results for the fourth fiscal quarter and full fiscal year ended March 31, 1999.

Total revenue for the fourth quarter of fiscal 1999 was $7,717,000, compared to $5,990,000 in the same quarter of fiscal 1998. Product license revenue increased by 44% from $3,546,000 in the fourth quarter of fiscal 1998 to $5,111,000 in the fourth quarter of fiscal 1999. Service and other revenue increased by 7% from $2,444,000 in the fourth quarter of last year to $2,606,000 in the fourth quarter of the current year. These results reflect the second best quarter in Analogy's history. The company reported a net profit of $160,000 or $0.02 per share compared to a net loss of $2,813,000 or $0.30 per share for the same quarter a year ago.

For all of fiscal year 1999, the company reported total revenue of $26,805,000, which was 4% higher than the $ 25,790,000 reported for fiscal 1998. Product license revenue increased by 14% from $14,278,000 to $16,307,000, and service and other revenue decreased by 9% from $11,512,000 to $10,498,000 due to reduced revenue from several government contracts which were completed early in the year. The net loss for fiscal year 1999 was $3,304,000 or $0.35 per share compared with a net loss of $3,354,000 or $0.37 per share a year ago. The current fiscal year loss includes a non-recurring restructuring charge of $557,000, which was incurred in the first quarter.

"We are pleased with the continued quarter to quarter improvement in both profitability and license revenue growth in the fourth quarter," said Gary Arnold, Chairman, President and CEO of Analogy. "Software license revenue grew 18% over the third quarter and our goal is to continue this trend into the next fiscal year. During fiscal year 1999 we took significant steps to reduce our costs. In addition, we introduced significant new products which we believe will lead to increasing license revenues in the new fiscal year. During the fourth fiscal quarter, Analogy released the 5.0 version of our Saber-Registered Trademark- simulator and our new SaberHarness(TM) product family for wire harness design."

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. The forward-looking statements, including the statements above regarding the Company's goals for quarter over quarter software license growth and license sales of new products, involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, the receipt and timing of customer orders, changes in capital spending plans by key customers, increased adoption of behavioral modeling design methodologies for mixed-signal and mixed-technology systems design, Analogy's ability to introduce new products and expand its markets as scheduled, customer acceptance of new products, and competitive initiatives. The forward-looking statements should be considered in light of these risks and uncertainties, as well as those highlighted in the Company's reports filed with the Securities and Exchange Commission.

Analogy, Inc., founded in January 1985, develops and markets high performance software and model libraries for top-down design and behavioral simulation of mixed-signal and mixed-technology systems.

                                (Tables follow.)

                                  ANALOGY, INC.
                      Consolidated Statements of Operations
                          (000, except per share data)

                                                    Quarter Ended                              Year Ended
                                        ---------------------------------------    ------------------------------------
                                              03/31/99            03/31/98            03/31/99            03/31/98
                                        ---------------------  ----------------    -----------------  -----------------
Revenue:
       Product licenses                           $    5,111        $    3,546          $   16,307          $   14,278
       Service and other                               2,606             2,444              10,498              11,512
                                        --------------------   ----------------    ----------------    ----------------
              Total revenue                            7,717             5,990              26,805              25,790

Cost of Revenue:
       Product licenses                                  529               432               1,920               1,776
       Service and other                                 230               628               1,234               2,833
                                        --------------------   ----------------    ----------------    ----------------
              Total cost of revenue                      759             1,060               3,154               4,609
                                        --------------------   ----------------    ----------------    ----------------
              Gross profit                             6,958             4,930              23,651              21,181

Operating expenses:
       Research and development                        2,030             1,970               8,802               6,260
       Sales and marketing                             3,988             4,387              14,055              14,559
       General and administrative                        486               836               2,378               2,987
       Amortization of intangibles                        92                92                 368                 368
       Restructuring charges                               -                 -                 557                   -
                                        --------------------   ----------------    ----------------    ----------------
              Total operating expenses                 6,596             7,285              26,160              24,174
                                        --------------------   ----------------    ----------------    ----------------
              Operating (loss) income                    362            (2,355)             (2,509)             (2,993)

Other expense, net                                       (93)               (3)               (340)                (86)
                                        --------------------   ----------------    ----------------    ----------------
              (Loss) income before
               income taxes                              269            (2,358)             (2,849)             (3,079)

Income tax expense (benefit)                             109               455                 455                 275
                                        --------------------   ----------------    ----------------    ----------------
              Net (loss) income                   $      160        $   (2,813)         $   (3,304)         $   (3,354)
                                        --------------------   ----------------    ----------------    ----------------
                                        --------------------   ----------------    ----------------    ----------------

Basic net (loss) income per
 common share                                     $     0.02        $    (0.30)         $    (0.35)         $    (0.37)
Diluted net (loss) income per
 common share                                     $     0.02        $    (0.30)         $    (0.35)         $    (0.37)

Weighted average shares
 outstanding - Basic                                   9,491             9,261               9,426               9,188
Weighted average shares
 outstanding - Diluted                                 9,732             9,261               9,426               9,188

                                  ANALOGY, INC.
                           Consolidated Balance Sheets
                                      (000)

                                                              03/31/99               03/31/98
                                                          -----------------      -----------------
Cash and cash equivalents                                         $  2,008               $  8,130
Accounts receivable                                                  6,738                  3,946
Prepaid expenses                                                     1,033                  1,160
Other assets, net                                                    2,271                    506
                                                          ----------------       ----------------
           Total current assets                                     12,050                 13,742

Furniture, fixtures and equipment, net                               2,416                  3,811
Library costs, net                                                   4,495                  3,924
Other assets, net                                                    2,257                  1,498
                                                          ----------------       ----------------
           Total assets                                          $  21,218              $  22,975
                                                          ----------------       ----------------
                                                          ----------------       ----------------

Accounts payable and accrued expenses                                1,320                  1,895
Bank line of credit                                                    400                      -
Current portion of capital leases                                      403                    536
Accrued salaries and benefits                                        2,709                  2,726
Unearned revenue                                                     8,657                  7,254
                                                          ----------------       ----------------
           Total current liabilities                                13,489                 12,411

Non-current portion of capital leases                                  219                    454
Deferred contract revenue                                            1,455                  1,308
Other liabilities                                                       65                    107
                                                          ----------------       ----------------
           Total long-term liabilities                               1,739                  1,869
Preferred stock
Common stock                                                        18,569                 17,906
Foreign currency translation                                         (269)                  (205)
Accumulated deficit                                               (12,310)                (9,006)
                                                          ----------------       ----------------
           Total shareholders' equity                                5,990                  8,695
                                                          ----------------       ----------------
           Total liabilities and equity                          $  21,218              $  22,975
                                                          ----------------       ----------------
                                                          ----------------       ----------------

                                             ###